                         FORM OF SUBSCRIPTION AGREEMENT

David B. McKinney
Columbus Funds, Inc.
227 Washington Street
Columbus, IN 47202

Gentlemen:

     The undersigned purchasers (each a "Purchaser" and collectively the "Purchasers") hereby subscribes to the number of shares (the "Shares") of common stock of the series of Columbus Funds, Inc. (the "Company") as set forth below on the signature page and agrees to pay the purchase price thereafter at $10 per share subscribed immediately to the Company.

     It is understood that a certificate representing the Shares shall not be issued to the undersigned, but such ownership shall be recorded on the books and records of the Company's transfer agent. Notwithstanding the fact that a certificate representing ownership will not be issued, the Shares will be deemed fully paid and nonassessable.

     Each Purchaser agrees that the Shares are being purchased for investment with no present intention to resell or redeem the Shares.

     Dated and effective as of the ____ day of December, 2003.



                                        Purchasers:

                                        _____________________________________
                                        Michael G. Dow
                                        Number of Shares:  5,000
                                        Aggregate Purchase Price: $50,000
                                        Series of Common Stocks: Columbus High
                                        Yield Fund

                                        _____________________________________
                                        Mark M. Egan
                                        Number of Shares:  5,000
                                        Aggregate Purchase Price: $50,000
                                        Series of Common Stocks: Columbus High
                                        Yield Fund

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                                   ACCEPTANCE

 The foregoing subscription is hereby accepted.

 Dated and effective as of the ____ day of December, 2003.



                                        COLUMBUS FUNDS, INC.


                                        ________________________________________
                                        By:  David B. McKinney, President